Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

ETAPA WINDOW FASHIONS INC.

Name of corporation-Dénomination de la société

716929-9

Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act.*

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

May 6, 2009 / le 6 mai 2009

Date of Incorporation - Date de constitution

Canada

Industry Canada | Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

ETAPA WINDOW FASHIONS INC.

Name of corporation-Dénomination de la société

716929-9

Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act.*

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

May 6, 2009 / le 6 mai 2009

Date of Incorporation - Date de constitution

Canada

Item 3 - Shares / Rubrique 3 - Actions

TWO CLASSES OF SHARES:

The corporation is authorized to issue Class A and Class B shares with the following rights, privileges, restrictions and conditions:

1.Class A shares, without nominal or par value, the holders of which are entitled:

a)to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote; and
b)to receive the remaining property of the corporation upon dissolution.

2.Class B shares, which shall carry the right:

a)to a dividend as fixed by the board of directors and
b)upon the liquidation or winding-up of the corporation, to repayment of the amount paid for such share (plus any declared and unpaid dividends) in priority to the Class A shares, but they shall not confer a right to any further participation in profits or assets.

3.The holders of Class B shares shall not be entitled to vote at all meetings of shareholders except as otherwise specifically provided in the Canada Business Corporations Act.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

RESTRICTIONS ON SHARE TRANSFERS:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

a. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

b. the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

OTHER PROVISIONS:

a. The number of shareholders in the Corporation, exclusive of employees and former employees who, while employed by the Corporation were, and following the termination of that employment, continue to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

b. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

c. If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

i. borrow money upon the credit of the Corporation;
ii. issue, reissue, sell or pledge debt obligations of the Corporation; and
iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

d. The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.

2016-01-21

Corporations Canada
C. D. Howe Building
235 Queen Street
Ottawa, Ontario K1A 0H5

Corporations Canada
Édifice C.D. Howe
235, rue Queen
Ottawa (Ontario) K1A 0H5

DAVID J NG
330 BAY STREET
SUITE 820
TORONTO ON M5H 2S8
Canada

Corporation Number: Numéro de société :	**716929-9**
Request Received: Date de réception de la demande :	**2016-01-15**
Request ID: Numéro de la demande :	**8543925**
Your Reference: Votre référence :	

Please find enclosed the **Certificate of Amendment** issued under the *Canada Business Corporations Act* (CBCA) and related documents for **AXIS LABS INC.** Please ensure that these documents are kept with the corporate records.

Note: It is mandatory for certain legal elements to be written with a period (Ltd., Inc., Corp. and S.A.R.F.). If the articles you submitted did not include the period, it has been added and is reflected in the attached certificate.

The issuance of this certificate will be listed in Corporations Canada's online Monthly Transactions report. You can access the report on the Corporations Canada website.

Please ensure that the corporation is aware of **all** of its ongoing reporting obligations by referring to our pamphlet, Keeping Your Corporation in Good Standing, available on our website or by contacting Corporations Canada.

While Corporations Canada has approved the name of the corporation, please be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change

Vous trouverez ci-joint le **certificat de modification** émis en vertu de la *Loi canadienne sur les sociétés par actions* (LCSA) ainsi que les documents connexes relativement à **AXIS LABS INC.** Veuillez vous assurer de le conserver avec les livres de la société.

Note : Certains éléments juridiques s'écrivent obligatoirement avec un point (Ltd., Inc., Corp. et S.A.R.F.). Si le point n'était pas inclus dans les statuts que vous avez soumis, il a été ajouté et il apparaît dans le certificat ci-joint.

L'émission de ce certificat sera rapportée dans notre prochain rapport mensuel de transactions. Vous pouvez consulter le rapport dans le site Web de Corporations Canada.

Veuillez vous assurer que la société est informée de **toutes** ses obligations de déclaration. Vous pouvez consulter la brochure Maintenir votre société en conformité, ci-jointe ou disponible en ligne, pour connaître les obligations de déclaration de la société.

En dépit du fait que Corporations Canda ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANS^MD). La société

the name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business.

Please find enclosed additional information about protecting a corporate name.

If you require additional information, please contact Corporations Canada.

devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités.

Vous trouverez ci-joint d'autres renseignements sur la façon de protéger une dénomination sociale.

Si vous avez besoin de plus d'information, veuillez communiquer avec Corporations Canada.

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

AXIS LABS INC.

Corporate name / Dénomination sociale

716929-9

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Virginie Ethier

Director / Directeur

2016-01-15

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

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Industry Canada / Industrie Canada

Canada Business Corporations Act (CBCA)
FORM 4
ARTICLES OF AMENDMENT
(Sections 27 or 177)

1 - Corporate name

ETAPA WINDOW FASHIONS INC.

2 - Corporation number

7 1 6 9 2 9 – 9

3 - The articles are amended as follows: *(Please note that more than one section can be filled out)*

A: The corporation changes its name to:

AXIS LABS INC.

B: The corporation changes the province or territory in Canada where the registered office is situated to:
To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment.

C: The corporation changes the minimum and/or maximum number of directors to: *(For a fixed number of directors, please indicate the same number in both the minimum and maximum options).*

Minimum number ☐ **Maximum number** ☐

D: Other changes: *(e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles)* **Please specify.**

4 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

Signature: [illegible]

Print name: [illegible] *Telephone number:* 647-390-9569

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

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Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

RYSE INC.

Corporate name / Dénomination sociale

716929-9

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

R Edwards

Raymond Edwards

Director / Directeur

2020-08-28

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Form 4 / Formulaire 4

Articles of Amendment / Clauses modificatrices

Canada Business Corporations Act (CBCA) (s. 27 or 177)
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
AXIS LABS INC.

2 Corporation number
Numéro de la société
716929-9

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
RYSE INC.

The corporation amends the restrictions on share transfers as follows:
Les restrictions sur le transfert d'actions sont modifiées comme suit :
[AMENDMENT TO REPLACE]

There will be no restrictions on the transfer of shares of the Corporation by any shareholder.

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Trung Pham

Trung Pham
416-639-2324

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe
Other Provisions / Autres dispositions

[AMENDMENT TO REPLACE]

a. There is no limit on the number of shareholders in the Corporation.

b. Any invitation to the public to subscribe for securities of the Corporation is not prohibited.